                                                                    EXHIBIT 11.1

                      FISHER SCIENTIFIC INTERNATIONAL INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                               YEAR ENDED DECEMBER 31,
                                                                                           -------------------------------
                                                                                             1996       1995       1994
                                                                                           ---------  ---------  ---------

Total income used for primary earnings per share computation.............................  $    36.8  $     3.2  $    35.7
                                                                                           ---------  ---------  ---------
                                                                                           ---------  ---------  ---------
Average common shares outstanding........................................................       18.3       16.2       16.0
Other....................................................................................        0.5        0.2        0.4
                                                                                           ---------  ---------  ---------
Average shares and equivalents...........................................................       18.8       16.4       16.4
                                                                                           ---------  ---------  ---------
                                                                                           ---------  ---------  ---------
Primary earnings per share...............................................................  $    1.96  $    0.19  $    2.18
                                                                                           ---------  ---------  ---------
                                                                                           ---------  ---------  ---------

                                                                                               YEAR ENDED DECEMBER 31,
                                                                                           -------------------------------
                                                                                             1996       1995       1994
                                                                                           ---------  ---------  ---------

Net income...............................................................................  $    36.8  $     3.2  $    35.7
Interest expense of convertible subordinated notes, net of tax...........................        2.1        4.2        4.2
                                                                                           ---------  ---------  ---------
Total income used for fully diluted earnings per share computation.......................  $    38.9  $     7.4  $    39.9
                                                                                           ---------  ---------  ---------
                                                                                           ---------  ---------  ---------
Average common shares outstanding........................................................       18.3       16.2       16.0
Common equivalent shares for convertible subordinated notes..............................        1.7        3.6        3.5
Other....................................................................................        0.8        0.3        0.4
                                                                                           ---------  ---------  ---------
Average shares and equivalents...........................................................       20.8       20.1       19.9
                                                                                           ---------  ---------  ---------
                                                                                           ---------  ---------  ---------
Fully diluted earnings per share.........................................................  $    1.87  $    0.37  $    2.00
                                                                                           ---------  ---------  ---------
                                                                                           ---------  ---------  ---------

Note: Amounts may not calculate due to rounding.